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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                         MARTIN MIDSTREAM PARTNERS L.P.


Subsidiary                                         Jurisdiction of Organization
----------                                         ----------------------------
Martin Operating GP LLC                            Delaware
Martin Operating Partnership L.P.                  Delaware